Exhibit 99.1

eHealth, Inc. Announces Fourth Quarter and Fiscal 2008 Results

Fourth Quarter 2008 Overview

•	Revenue of $29.5 million, up 22% over the fourth quarter of 2007

•	Growth in IFP submitted applications of 18% over the fourth quarter of 2007

•	Operating income of $5.7 million, up 31% over the fourth quarter of 2007

•	GAAP operating margins of 19% and non-GAAP operating margins of 22% for the fourth quarter of 2008

•	GAAP net income of $3.6 million, or $0.14 per diluted share, and non-GAAP net income of $4.2 million, or $0.16 per diluted share, for the fourth quarter of 2008

•	Cash flow from operations of $7.4 million, down 6% from the fourth quarter of 2007

MOUNTAIN VIEW, Calif.—February 12, 2009— eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2008.

Gary Lauer, chief executive officer of eHealth stated, “Our financial results illustrate that we continue to execute on our operating plans and grow our business in the midst of an extraordinary macroeconomic environment. Fourth quarter performance is reflective of our disciplined approach to managing our company and growing our membership base profitably. In this economy we are focused on continued operating efficiency and aggressive marketing, and most importantly helping people find quality health insurance options online.”

Fourth Quarter Results

Revenue—Revenue totaled $29.5 million for the fourth quarter of 2008, a 22% increase compared to revenue of $24.2 million for the fourth quarter of 2007.

Submitted Applications—Submitted applications for individual and family products increased 18% in the fourth quarter of 2008 to 115,600 applications, compared to 97,900 applications in the fourth quarter of 2007.

Membership—Estimated membership at December 31, 2008 totaled 621,100 members, a 20% increase over estimated membership of 518,400 at December 31, 2007.

Operating Income—Operating income increased 31% to $5.7 million for the fourth quarter of 2008, compared to operating income of $4.3 million for the fourth quarter of 2007. Operating margins were 19% in the fourth quarter of 2008, compared to 18% in the fourth quarter of 2007. Non-GAAP operating income increased 35% to $6.5 million for the fourth quarter of 2008, compared to non-GAAP operating income of $4.9 million for the fourth quarter of 2007. Non-GAAP operating margins were 22% in the fourth quarter of 2008, compared to 20% in the fourth quarter of 2007. Non-GAAP operating income and margins in the fourth quarters of 2008 and 2007 exclude $885,000 and $544,000 of stock-based compensation expense, respectively.

Pre-tax Income—Pre-tax income for the fourth quarter of 2008 was $6.3 million, a 9% increase compared to pre-tax income of $5.7 million for the fourth quarter of 2007. Non-GAAP pre-tax income was $7.2 million for the fourth quarter of 2008, a 14% increase compared to non-GAAP pre-tax income of $6.3 million for the fourth quarter of 2007. Non-GAAP pre-tax income in the fourth quarters of 2008 and 2007 exclude $885,000 and $544,000 of stock-based compensation expense, respectively.

Net Income—Net income for the fourth quarter of 2008 was $3.6 million, or $0.14 per diluted share. Net income for the fourth quarter of 2007, which included a benefit for income taxes of $18.9 million due to the reduction of the valuation allowance against deferred tax assets, was $22.4 million, or $0.86 per diluted share. Non-GAAP net income for the fourth quarter of 2008 was $4.2 million, or $0.16 per diluted share compared to non-GAAP net income for the fourth quarter of 2007 of $3.7 million, or $0.14 per diluted share. Non-GAAP net income and non-GAAP net income per diluted share in the fourth quarter of 2008 exclude $885,000 of stock-based compensation expense, adjusted by $355,000 for estimated income tax benefit related to stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share in the fourth quarter of 2007 exclude $544,000 of stock-based compensation expense, adjusted by $262,000 for estimated income tax benefit related to stock-based compensation expense, and an $18.9 million income tax benefit from the reduction of the valuation allowance against deferred tax assets.

Cash Flow and Cash Balance—Cash flow from operations for the fourth quarter of 2008 was $7.4 million, compared to $7.9 million for the fourth quarter of 2007, representing a decrease of 6%. Cash, cash equivalents and short-term marketable securities as of December 31, 2008 totaled $150.6 million, compared to $121.5 million as of December 31, 2007. During the fourth quarter of 2008, our Board of Directors authorized a stock repurchase program of up to $30 million, or ten percent of our outstanding common stock, whichever is less. We established a 10b5-1 trading plan and began repurchasing our outstanding common stock in late December 2008. As of December 31, 2008, we had repurchased approximately 51,000 shares at an average price of $12.59 per share for a total cost of $0.6 million.

Fiscal 2008 Results

Revenue—Revenue totaled $111.7 million for the year ended December 31, 2008, a 27% increase compared to revenue of $87.8 million for the year ended December 31, 2007.

Operating Income—Operating income increased 33% to $21.3 million for the year ended December 31, 2008, compared to operating income of $16.0 million for the year ended December 31, 2007. Operating margins were 19% in the year ended December 31, 2008, up from 18% in the year ended December 31, 2007.

Pre-tax Income—Pre-tax income for the year ended December 31, 2008 was $25.0 million, a 17% increase compared to pre-tax income of $21.3 million for the year ended December 31, 2007.

Net Income—Net income for the year ended December 31, 2008 was $14.2 million, or $0.55 per diluted share. Net income for the year ended December 31, 2007, which included $18.9 million of income tax benefit recorded in the fourth quarter of 2007, was $31.6 million, or $1.22 per diluted share.

Cash Flow and Cash Balance—Cash flow from operations for the year ended December 31, 2008 was $30.2 million, a 15% increase compared to $26.2 million for the year ended December 31, 2007.

2009 Guidance

eHealth is providing guidance for the full year ending December 31, 2009 based on information currently available:

•	Total revenue is expected to be in the range of $131 million to $136 million

•	Stock-based compensation expense is expected to be in the range of $5 million to $6 million

•	GAAP income tax rate expected to be in the range of 43% to 45%

•	GAAP net income per diluted share is expected to be in the range of $0.51 to $0.61 per share

“I would like to provide some additional comments on our 2009 guidance,” said Stuart Huizinga, chief financial officer of eHealth. “We expect our 2009 non-GAAP operating margin percentage, which excludes stock-based compensation, to be at least equal to what we reported for 2008, and our 2009 operating income to increase as compared to the 2008 operating income. At the same time, we expect our 2009 net income to be impacted by a decline in interest income, a non-operating item. Our 2009 interest income is expected to decline from the run-rate we observed in the fourth quarter of 2008 as a result of current interest rates and our plan to continue to manage our cash conservatively.”

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, February 12, 2009 at 5:00 p.m. EST / 2:00 p.m. PST. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing

800-597-1967 for domestic callers and 617-597-5526 for international callers. The participant passcode is #95786385. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is #20135984. The live and archived webcast of the call will also be available on eHealth’s website at www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. is the parent company of eHealthInsurance, the leading online source of health insurance for individuals, families and small businesses. eHealthInsurance presents complex health insurance information in an objective, user-friendly format, enabling the research, analysis, comparison and purchase of health insurance products that best meet consumers’ needs. eHealth and eHealthInsurance are registered trademarks of eHealthInsurance Services, Inc.

eHealth, Inc. was founded in 1997 and its technology was responsible for the nation’s first Internet-based sale of a health insurance policy. eHealth is headquartered in Mountain View, California. Additional information can be found on eHealth’s website, www.ehealthinsurance.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding eHealth’s cash management and eHealth’s guidance for total revenue, stock-based compensation expense, GAAP income tax rate, GAAP net income per diluted share, non-GAAP operating margins, interest income, operating income and net income for the year ending December 31, 2009. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with eHealth’s rate of growth, continued acceptance of the Internet as a medium for the purchase of health insurance, consumer awareness of the availability and accessibility of affordable health insurance, eHealth’s ability to continue to increase its membership base and retain its members, and maintain or expand its relationships with health insurance carriers and marketing partners, negative publicity experienced by eHealth’s carrier partners, changes in products offered on eHealth’s ecommerce platform, changes in commission payments or carrier underwriting practices, maintaining and enhancing eHealth’s brand identity, changes in member conversion rates and factors affecting conversion, system failures, capacity constraints or data loss, the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure, exposure to online commerce security risks, dependence upon Internet search engines to attract consumers who visit eHealth’s website, the effectiveness of eHealth’s marketing and public relations efforts, reliance on marketing partners for the sale of health insurance, changes in the economy and weak economic conditions, pursuing new strategies and opportunities in new segments of the health insurance market, timing of receipt of commission reports and related impact on estimating membership, payment practices of health insurance carriers, competition, eHealth’s operations in China and any foreign expansion, success in the sale of sponsorship advertising and the licensing of the use of eHealth’s ecommerce platform, success of the health savings account (HSA) platform, protection of intellectual property and intellectual property rights claims, regulatory penalties and negative publicity, costs of obtaining insurance and the health of companies providing such insurance, ability to attract and retain qualified personnel, management of future growth, seasonality, impact of future acquisitions, implementation of internal enterprise systems and maintenance of proper and effective internal controls, impact of employee stock-based compensation expense and provisions for income taxes, compliance with insurance and other laws and regulations, changes in laws and regulations, and changes in the structure of the health insurance system in the United States. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income, non-GAAP operating margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP net income per diluted share.

•

Non-GAAP operating income consists of GAAP operating income excluding the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006 and amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•	Non-GAAP pre-tax income consists of GAAP pre-tax income excluding the effects of expensing stock-based compensation.

•

Non-GAAP net income consists of GAAP net income excluding the effects of expensing stock-based compensation adjusted for estimated income tax benefit related to stock-based compensation expense. Additionally, non-GAAP net income for the three months and fiscal year ended December 31, 2007 excludes $18.9 million of non-cash benefits for income taxes related to the reduction of the valuation allowance against deferred tax assets.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the company’s operating results and facilitates comparisons of the company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the company’s ongoing operations. Externally, the company believes that these non-GAAP financial measures continue to be useful to investors in their assessment of the company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the costs associated with the operations of the company’s business and do not reflect all of the income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The company expects to continue to incur stock-based compensation costs described above, and exclusion of these costs, and their related income tax impact, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The company compensates for these limitations by prominently disclosing GAAP operating income, GAAP pre-tax income, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich

Director, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Director, Public Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3149

brian.mast@ehealth.com

www.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2007	December 31, 2008
	(1)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$81,395	$94,136
Marketable securities	40,119	56,499
Accounts receivable	1,300	2,005
Deferred income taxes	13,240	7,580
Prepaid expenses and other current assets	2,098	1,874

Total current assets	138,152	162,094
Property and equipment, net	3,791	4,567
Deferred income taxes	4,535	1,314
Other assets	975	780

Total assets	$147,453	$168,755

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,495	$2,190
Accrued compensation and benefits	4,849	4,662
Accrued marketing expenses	2,454	3,162
Deferred revenue	436	427
Other current liabilities	2,073	2,707

Total current liabilities	11,307	13,148
Other non-current liabilities	252	628
Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	167,847	172,456
Deferred stock-based compensation	(104)	(22)
Accumulated deficit	(32,060)	(17,892)
Accumulated other comprehensive income	186	412

Total stockholders’ equity	135,894	154,979

Total liabilities and stockholders’ equity	$147,453	$168,755

(1)	The condensed consolidated balance sheet at December 31, 2007 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2008	2007	2008
	(unaudited)	(unaudited)	(2)	(unaudited)
Revenue:
Commission	$22,016	$26,176	$81,502	$100,839
Sponsorship, licensing and other	2,217	3,279	6,289	10,872

Total revenue	24,233	29,455	87,791	111,711
Operating costs and expenses:
Cost of revenue-sharing	457	408	1,702	1,746
Marketing and advertising (1)	8,476	11,528	29,497	42,161
Customer care and enrollment (1)	3,278	3,724	12,137	14,379
Technology and content (1)	3,368	3,634	12,393	14,182
General and administrative (1)	4,348	4,508	16,046	17,983

Total operating costs and expenses	19,927	23,802	71,775	90,451

Income from operations	4,306	5,653	16,016	21,260
Interest and other income, net	1,438	629	5,287	3,714

Income before income taxes	5,744	6,282	21,303	24,974
Provision (benefit) for income taxes	(16,616)	2,633	(10,292)	10,806

Net income	$22,360	$3,649	$31,595	$14,168

Net income per share:
Basic	$0.92	$0.15	$1.37	$0.57
Diluted	$0.86	$0.14	$1.22	$0.55
Weighted-average number of shares used in per share amounts:
Basic	24,424	25,076	23,092	24,963
Diluted	25,929	25,826	25,797	25,954

(1) Includes stock-based compensation expense as follows:
Marketing and advertising	$105	$160	$218	$644
Customer care and enrollment	52	66	138	266
Technology and content	195	245	611	898
General and administrative	192	414	539	1,686

Total	$544	$885	$1,506	$3,494

(2)	The condensed consolidated statement of operations for the year ended December 31, 2007 has been derived from the audited consolidated financial statements for that year.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2008	2007	2008
	(unaudited)	(unaudited)	(1)	(unaudited)
Operating activities
Net income	$22,360	$3,649	$31,595	$14,168
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(16,412)	2,305	(10,303)	9,451
Depreciation and amortization	434	591	1,709	1,863
Stock-based compensation expense	544	885	1,506	3,494
Excess tax benefits from stock-based compensation	(50)	(82)	(50)	(298)
Deferred rent	(18)	(8)	(40)	(51)
Loss on disposal of property and equipment	12	7	30	45
Changes in operating assets and liabilities:
Accounts receivable	(252)	(445)	(583)	(705)
Prepaid expenses and other current assets	(195)	(392)	(11)	64
Other assets	(1)	175	(524)	196
Accounts payable	610	336	308	693
Accrued compensation and benefits	1,025	659	958	(41)
Accrued marketing expenses	31	(780)	807	708
Deferred revenue	159	76	374	(9)
Other current liabilities	(337)	378	416	526
Other long-term liabilities	—	90	—	90

Net cash provided by operating activities	7,910	7,444	26,192	30,194

Investing activities
Purchases of property and equipment	(724)	(240)	(1,777)	(2,482)
Proceeds from the sale of property and equipment	—	—	14	—
Purchases of marketable securities	(17,823)	(24,088)	(54,343)	(85,653)
Sales of marketable securities	6,796	—	8,952	10,120
Maturities of marketable securities	4,895	20,930	5,483	59,309

Net cash used in investing activities	(6,856)	(3,398)	(41,671)	(18,706)

Financing activities
Net proceeds from exercise of common stock options	1,525	121	6,868	1,547
Excess tax benefits from stock-based compensation	50	82	50	298
Repurchase of common stock	—	(639)	—	(639)
Principal payments in connection with capital leases	(2)	—	(214)	—
Costs incurred in connection with initial public offering	—	—	(252)	—

Net cash provided by (used in) financing activities	1,573	(436)	6,452	1,206

Effect of exchange rate changes on cash and cash equivalents	42	1	106	47

Net (decrease) increase in cash and cash equivalents	2,669	3,611	(8,921)	12,741
Cash and cash equivalents at beginning of period	78,726	90,525	90,316	81,395

Cash and cash equivalents at end of period	$81,395	$94,136	$81,395	$94,136

(1)	The condensed consolidated statement of cash flows for the year ended December 31, 2007 has been derived from the audited consolidated financial statements for that year.

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

	Three Months Ended December 31, 2007	Three Months Ended December 31, 2008
Key Metrics:
Operating cash flows (1)	$7,910,000	$7,444,000
IFP submitted applications (2)	97,900	115,600
IFP approved members (3)	83,800	97,700
Total approved members (4)	118,800	131,200
Total revenue (5)	$24,233,000	$29,455,000
Total revenue per estimated member for the period (6)	$48.00	$48.16

	As of December 31, 2007	As of December 31, 2008
IFP estimated membership (7)	432,700	528,500
Total estimated membership (8)	518,400	621,100

	Three Months Ended December 31, 2007	Three Months Ended December 31, 2008
Marketing and advertising expenses (9)	$8,476,000	$11,528,000
Marketing and advertising expenses as a percentage of total revenue (10)	35%	39%
Marketing and advertising expenses excluding stock-based compensation (11)	$8,371,000	$11,368,000
Marketing and advertising expenses excluding stock based compensation as a percentage of total revenue (12)	35%	39%
Other Metrics:
Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (13)	38%	40%
Marketing partners (14)	34%	32%
Online advertising (15)	28%	28%

Total	100%	100%

Acquisition cost per individual on IFP submitted applications (16)	$56.73	$65.35
Acquisition cost (excluding stock-based compensation) per individual on IFP submitted applications (17)	$56.03	$64.44

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.

(2)	IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life or student health insurance product offerings.

(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.

(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.

(5)	Total revenue (from all sources) recognized during the period from the condensed consolidated statements of income.

(6)	Calculated as total revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two).

(7)	Estimated number of members active on IFP insurance policies as of the date indicated. See our 2007 Annual Report on Form 10-K—Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(8)	Estimated number of members active on all insurance policies as of the date indicated. See our 2007 Annual Report on Form 10-K—Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(9)	Marketing and advertising expenses for the period from the condensed consolidated statements of income.

(10)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by total revenue for the period (see note (5) above).

(11)	Non-GAAP marketing and advertising expenses excluding stock-based compensation for the period. See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.

(12)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by total revenue for the period (see note (5) above). See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.

(13)	Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.

(14)	Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.

(15)	Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.

(16)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost.

(17)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost exclusive of the impact of stock-based compensation allocated to marketing and advertising expenses.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED DECEMBER 31, 2008

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended December 31, 2008
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$26,176	89%	$—	$26,176	89%
Sponsorship, licensing and other	3,279	11	—	3,279	11

Total revenue	29,455	100	—	29,455	100
Operating costs and expenses:
Cost of revenue-sharing	408	1	—	408	1
Marketing and advertising (1)	11,528	39	(160)	11,368	39
Customer care and enrollment (1)	3,724	13	(66)	3,658	12
Technology and content (1)	3,634	13	(245)	3,389	12
General and administrative (1)	4,508	15	(414)	4,094	14

Total operating costs and expenses	23,802	81	(885)	22,917	78

Income from operations	5,653	19	885	6,538	22
Interest and other income, net	629	2	—	629	2

Income before income taxes	6,282	21	885	7,167	24
Provision for income taxes (2)	2,633	9	355	2,988	10

Net income	$3,649	12%	$530	$4,179	14%

Net income per share:
Basic	$0.15		$0.02	$0.17
Diluted	$0.14		$0.02	$0.16
Weighted-average number of shares used in per share amounts:
Basic	25,076		25,076	25,076
Diluted	25,826		25,826	25,826

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(2)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, adjusted for estimated income tax benefit related to stock-based compensation expense.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED DECEMBER 31, 2007

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended December 31, 2007
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$22,016	91%	$—	$22,016	91%
Sponsorship, licensing and other	2,217	9	—	2,217	9

Total revenue	24,233	100	—	24,233	100
Operating costs and expenses:
Cost of revenue-sharing	457	2	—	457	2
Marketing and advertising (1)	8,476	35	(105)	8,371	35
Customer care and enrollment (1)	3,278	13	(52)	3,226	13
Technology and content (1)	3,368	14	(195)	3,173	13
General and administrative (1)	4,348	18	(192)	4,156	17

Total operating costs and expenses	19,927	82	(544)	19,383	80

Income from operations	4,306	18	544	4,850	20
Interest and other income, net	1,438	6	—	1,438	6

Income before income taxes	5,744	24	544	6,288	26
Provision for income taxes (2)	(16,616)	(68)	19,194	2,578	11

Net income	$22,360	92%	$(18,650)	$3,710	15%

Net income per share:
Basic	$0.92		$(0.77)	$0.15
Diluted	$0.86		$(0.72)	$0.14
Weighted-average number of shares used in per share amounts:
Basic	24,424		24,424	24,424
Diluted	25,929		25,929	25,929

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(2)	In the fourth quarter of 2007, management concluded that it was more likely than not that eHealth would realize sufficient future earnings to utilize its remaining deferred tax assets. Accordingly, eHealth reduced the valuation allowance by $18.9 million against deferred tax assets resulting in a tax benefit in the fourth quarter of 2007. Additionally, non-GAAP net income and non-GAAP net income per share exclude the income tax impact of $262,000 from the stock-based compensation expense listed in item (1) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE YEAR ENDED DECEMBER 31, 2008

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Year Ended December 31, 2008
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$100,839	90%	$—	$100,839	90%
Sponsorship, licensing and other	10,872	10	—	10,872	10

Total revenue	111,711	100	—	111,711	100
Operating costs and expenses:
Cost of revenue-sharing	1,746	2	—	1,746	2
Marketing and advertising (1)	42,161	38	(644)	41,517	37
Customer care and enrollment (1)	14,379	12	(266)	14,113	13
Technology and content (1)	14,182	13	(898)	13,284	12
General and administrative (1)	17,983	16	(1,686)	16,297	14

Total operating costs and expenses	90,451	81	(3,494)	86,957	78

Income from operations	21,260	19	3,494	24,754	22
Interest and other income, net	3,714	3	—	3,714	3

Income before income taxes	24,974	22	3,494	28,468	25
Provision for income taxes (2)	10,806	9	1,142	11,948	10

Net income	$14,168	13%	$2,352	$16,520	15%

Net income per share:
Basic	$0.57		$0.09	$0.66
Diluted	$0.55		$0.09	$0.64
Weighted-average number of shares used in per share amounts:
Basic	24,963		24,963	24,963
Diluted	25,954		25,954	25,954

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(2)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, adjusted for estimated income tax benefit related to stock-based compensation expense.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE YEAR ENDED DECEMBER 31, 2007

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Year Ended December 31, 2007
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$81,502	93%	$—	$81,502	93%
Sponsorship, licensing and other	6,289	7	—	6,289	7

Total revenue	87,791	100	—	87,791	100
Operating costs and expenses:
Cost of revenue-sharing	1,702	2	—	1,702	2
Marketing and advertising (1)	29,497	34	(218)	29,279	33
Customer care and enrollment (1)	12,137	14	(138)	11,999	14
Technology and content (1)	12,393	14	(611)	11,782	13
General and administrative (1)	16,046	18	(539)	15,507	18

Total operating costs and expenses	71,775	82	(1,506)	70,269	80

Income from operations	16,016	18	1,506	17,522	20
Interest and other income, net	5,287	6	—	5,287	6

Income before income taxes	21,303	24	1,506	22,809	26
Provision for income taxes (2)	(10,292)	(12)	19,256	8,964	10

Net income	$31,595	36%	$(17,750)	$13,845	16%

Net income per share:
Basic	$1.37		$(0.77)	$0.60
Diluted	$1.22		$(0.68)	$0.54
Weighted-average number of shares used in per share amounts:
Basic	23,092		23,092	23,092
Diluted	25,797		25,797	25,797

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(2)	In the fourth quarter of 2007, management concluded that it was more likely than not that eHealth would realize sufficient future earnings to utilize its remaining deferred tax assets. Accordingly, eHealth reduced the valuation allowance by $18.9 million against deferred tax assets resulting in a tax benefit for 2007. Additionally, non-GAAP net income and non-GAAP net income per share exclude the income tax impact of $324,000 from the stock-based compensation expense listed in item (1) above.